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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

Filed by the Registrant ☐
Filed by a Party other than the Registrant ☒
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
BCB Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)
Committee for Sound Corporate Governance
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
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Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

[text for advertisements in Bayonne Community News (4/28/04), Jersey Journal (4/29/04), and The Bayonne Journal (4/29/04)]

AN IMPORTANT MESSAGE FROM
THE COMMITTEE FOR SOUND CORPORATE GOVERNANCE

We live in Bayonne.

We've built businesses in Bayonne.

We've committed our careers to serving the citizens of Bayonne.

We want a bank with the same commitment.

        Many of you know our members. We are service providers in the City of Bayonne. Many of our members founded Bayonne Community Bank because we wanted a bank committed to things we value. We wanted a bank with local roots and a stake in our community. We wanted a bank that responds to the needs of its customers. We wanted a bank that offers products and services to benefit the citizens and businesses of Bayonne.

        As directors of BCB Bancorp, Inc., we want a Board that is committed to the best interests of its shareholders. We believe that abiding by the highest standards of corporate governance offers the best protection for the interests of BCB's shareholders. We also believe that commitment to BCB employees, its depositors, its borrowers, and its neighbors best serves our shareholders' interests.

        Our Committee will be holding a Shareholder Meeting to explain how we will go about including these values in the governance process. The meeting is by invitation only for BCB Bancorp, Inc. shareholders and the invitations will be collected at the door. All BCB shareholders will be receiving their invitations in the mail shortly. We encourage you to vote your GREEN proxy card for our nominees today, or just bring your card to the meeting. We look forward to seeing you there.

        If you do not receive your invitation, have any questions, or need assistance in voting your GREEN proxy card, please call MacKenzie Partners, Inc., our proxy solicitor, at (800) 322-2885.

        [Graphic model of invitation: Please Join Us, Chandelier Restaurant, May 4, 2004 7:00 P.M. Coffee and Dessert]

The Committee for Sound Corporate Governance

DONALD S. CYMBOR	JOHN J. HUGHES	KENNETH R. POESL
ROBERT G. DORIA	VIRGINIA BOELE KEMP	HENRY SANCHEZ
SUSAN FERRARO	GARY R. MAITA	MARK A. SMITH
PHYLLIS W. GARELICK	MICHAEL MASONE H. MICKEY MCCABE	JOSEPH TAGLIARENI

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[text for advertisements in Bayonne Community News (4/28/04), Jersey Journal (4/29/04), and The Bayonne Journal (4/29/04)]
AN IMPORTANT MESSAGE FROM THE COMMITTEE FOR SOUND CORPORATE GOVERNANCE
We live in Bayonne. We've built businesses in Bayonne. We've committed our careers to serving the citizens of Bayonne.
We want a bank with the same commitment.
The Committee for Sound Corporate Governance